                                                                   EXHIBIT 23.1B

The Board of Directors
4Front Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement of our report dated April 29, 1999 included in 4Front Technologies, Inc. Annual Report on Form 10-K, SEC
File Number 000-08345, and all references to our firm included in the Registration Statement.

KPMG

London, England